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                                                                      EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES


                                                   State or Country
                                                   of Incorporation
                                                   ----------------
Howmet Corporation                                 Delaware
Howmet Holdings Corporation                        Delaware
Howmet Cercast (Canada), Inc.                      Canada
Howmet Cercast (U.S.A.), Inc.                      Delaware
Howmet Ltd.                                        United Kingdom
Howmet Refurbishment Inc.                          Delaware
Howmet S.A.                                        France
Howmet Tempcraft, Inc.                             Ohio